    As filed with the Securities and Exchange Commission on January 24, 1997

                                                    Registration No. 33-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                          95-2647125
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                              --------------------

                            8105 IRVINE CENTER DRIVE,
                            IRVINE, CALIFORNIA 92618
                                 (714) 932-5000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)

                              --------------------

                          WESTERN DIGITAL CORPORATION
                           EMPLOYEE STOCK OPTION PLAN
                       1993 EMPLOYEE STOCK PURCHASE PLAN

                              (Full Title of Plan)

                              --------------------

                              MICHAEL A. CORNELIUS
                            8105 IRVINE CENTER DRIVE
                           IRVINE, CALIFORNIA  92718
                                 (714) 932-5000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                   PROPOSED            PROPOSED
                                                   MAXIMUM             MAXIMUM
                                AMOUNT             OFFERING            AGGREGATE        AMOUNT OF
TITLE OF SECURITIES              TO BE             PRICE PER           OFFERING        REGISTRATION
TO BE REGISTERED               REGISTERED          SHARE(1)            PRICE(1)           FEE(2)
-----------------------------------------------------------------------------------------------------
COMMON STOCK, $.10
 PAR VALUE(3)                 4,750,000             $70.44            $334,590,000        $115,376
                             shares(4)(5)
=====================================================================================================

       (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low sale prices of the Company's Common Stock on the New York Stock Exchange on January 21, 1997.

       (2) Based on the average of the high and low sale prices of the Company's Common Stock on the New York Stock Exchange on January 21, 1997 (see footnote (1) above).

       (3) This Registration Statement includes associated stock purchase rights under the Rights Agreement dated as of December 1, 1988, as amended, between the Registrant and American Stock Transfer and Trust Company, as Rights Agent.

       (4) Represents a 4,000,000 share increase in the number of shares authorized for issuance under the Company's Employee Stock Option Plan, and a 750,000 share increase in the number of shares authorized for issuance under the Company's 1993 Employee Stock Purchase Plan.

       (5) There is also being registered hereunder such additional undetermined number of shares of Common Stock which may be issued as a result of anti-dilutive adjustments pursuant to the Employee Stock Option Plan and 1993 Employee Stock Purchase Plan.

                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by Western Digital Corporation, a Delaware corporation, (the "Company") relating to an additional 4,750,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), 4,000,000 shares issuable under the Company's Employee Stock Option Plan and 750,000 shares issuable under the Company's 1993 Employee Stock Purchase Plan, and consists of only those items required by General Instruction E to Form S-8.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        In accordance with General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8, Registration No. 33-57953, previously filed by the Company with the Securities and Exchange Commission on March 6, 1995, and the Company's Registration Statement on Form S-8, Registration No. 33-51725, previously filed with the Securities and Exchange Commission on December 28, 1993, are incorporated herein by reference and made a part hereof.

ITEM 8. EXHIBITS.

        Pursuant to General Instruction E, only those opinions and consents required by Item 8 are provided, as follows.

Exhibit No.      Description
-----------      -----------

   5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.

  23.1           Consent of KPMG Peat Marwick LLP, independent auditors.

  23.2           Consent of Gibson, Dunn & Crutcher LLP (contained in
                 Exhibit 5 hereto).

  24             Power of Attorney (contained on signature page hereto).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on January 9, 1997.

                                      WESTERN DIGITAL CORPORATION


                                      By:  /s/ Charles A. Haggerty
                                           -----------------------------
                                           Charles A. Haggerty
                                           Chairman of the Board,
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints CHARLES A. HAGGERTY and DUSTON M. WILLIAMS his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


      Signature                           Title                       Date
      ---------                           -----                       ----
/s/ Charles A. Haggerty         Chairman of the Board,           January 9, 1997
------------------------         President and Chief
    Charles A. Haggerty           Executive Officer
                             (Principal Executive Officer)


/s/ Duston M. Williams      Senior Vice President, Chief         January 9, 1997
------------------------    Financial Officer (Principal
    Duston M. Williams    Financial and Accounting Officer)


/s/ James A. Abrahamson                Director                  January 9, 1997
------------------------
    James A. Abrahamson


/s/ Peter D. Behrendt                  Director                  January 9, 1997
------------------------
    Peter D. Behrendt


                                       Director                      --------
------------------------
    I.M. Booth


/s/ Irwin Federman                     Director                  January 9, 1997
------------------------
    Irwin Federman


/s/ Andre R. Horn                      Director                  January 9, 1997
------------------------
    Andre R. Horn


     Signature                       Title                           Date
     ---------                       -----                           ----
/s/ Anne O. Krueger                 Director                    January 9, 1997
------------------------
    Anne O. Krueger


/s/ Thomas E. Pardun                Director                    January 9, 1997
------------------------
    Thomas E. Pardun

                                 EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

   5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

  23.1              Consent of KPMG Peat Marwick LLP, independent auditors

  23.2              Consent of Gibson, Dunn & Crutcher LLP (contained in
                    Exhibit 5 hereto).

  24                Power of Attorney (contained on signature page hereto).




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